Exhibit 4.3

(FACE OF SECURITY)

GLOBAL SECURITY FOR MICROSECTORS™ FANG+™ ETNS DUE JANUARY 8, 2038

This Security will not constitute a deposit that is insured under the Canada Deposit Insurance Corporation act or by the U.S. Federal Deposit Insurance Corporation.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BANK OF MONTREAL, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 7 ON THE FACE OF THIS SECURITY.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS SECURITY OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i)	THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)	(A) NEITHER THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THIS SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION); AND (B) NEITHER BANK OF MONTREAL NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY, OR AS A RESULT OF ANY EXERCISE BY BANK OF MONTREAL OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THIS SECURITY, AND NO ADVICE PROVIDED BY BANK OF MONTREAL OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF SUCH PURCHASER OR HOLDER IN CONNECTION WITH THIS SECURITY AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS SECURITY; AND

(iii)

IF THE HOLDER IS USING FUNDS TO ACQUIRE THIS SECURITY THAT ARE THE ASSETS OF AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO PART 4 OF TITLE I OF ERISA, A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (A “BENEFIT PLAN INVESTOR”), SUCH BENEFIT PLAN INVESTOR, INCLUDING ANY FIDUCIARY PURCHASING THIS SECURITY ON BEHALF OF A BENEFIT PLAN INVESTOR (THE “PLAN FIDUCIARY”) REPRESENTS THAT (I) NONE OF THE ISSUER, NOR ANY AGENT OR UNDERWRITER, NOR ANY OF THEIR RESPECTIVE AFFILIATES (THE “TRANSACTION PARTIES”), HAS PROVIDED OR WILL PROVIDE ADVICE WITH RESPECT TO THE ACQUISITION OF THIS SECURITY BY THE BENEFIT PLAN INVESTOR, OTHER THAN TO THE PLAN FIDUCIARY WHICH IS INDEPENDENT OF THE TRANSACTION PARTIES, AND THE PLAN FIDUCIARY EITHER: (A) IS A BANK AS DEFINED IN SECTION 202 OF THE INVESTMENT ADVISERS ACT OF 1940 (THE “ADVISERS ACT”), OR SIMILAR INSTITUTION THAT IS REGULATED AND SUPERVISED AND SUBJECT TO PERIODIC EXAMINATION BY A STATE OR FEDERAL AGENCY; (B) IS AN INSURANCE CARRIER WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO PERFORM THE SERVICES OF MANAGING, ACQUIRING OR DISPOSING OF ASSETS OF A BENEFIT PLAN INVESTOR; (C) IS AN INVESTMENT ADVISER REGISTERED UNDER THE ADVISERS ACT, OR, IF NOT REGISTERED AS AN INVESTMENT ADVISER UNDER THE ADVISERS ACT BY REASON OF PARAGRAPH (1) OF SECTION 203A OF THE ADVISERS ACT, IS REGISTERED AS AN INVESTMENT ADVISER UNDER THE LAWS OF THE STATE IN WHICH IT MAINTAINS ITS

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PRINCIPAL OFFICE AND PLACE OF BUSINESS; (D) IS A BROKER-DEALER REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED; OR (E) HAS, AND AT ALL TIMES THAT THE BENEFIT PLAN INVESTOR IS INVESTED IN THIS SECURITY WILL HAVE, TOTAL ASSETS OF AT LEAST U.S. $50,000,000 UNDER ITS MANAGEMENT OR CONTROL (PROVIDED THAT THIS CLAUSE (E) SHALL NOT BE SATISFIED IF THE PLAN FIDUCIARY IS EITHER (1) THE OWNER OR A RELATIVE OF THE OWNER OF AN INVESTING INDIVIDUAL RETIREMENT ACCOUNT OR (2) A PARTICIPANT OR BENEFICIARY OF THE BENEFIT PLAN INVESTOR INVESTING IN THIS SECURITY IN SUCH CAPACITY); (II) THE PLAN FIDUCIARY IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES, INCLUDING THE ACQUISITION BY THE BENEFIT PLAN INVESTOR OF THIS SECURITY; (III) THE PLAN FIDUCIARY IS A “FIDUCIARY” WITH RESPECT TO THE BENEFIT PLAN INVESTOR WITHIN THE MEANING OF SECTION 3(21) OF ERISA, SECTION 4975 OF THE CODE, OR BOTH, AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS SECURITY; (IV) NONE OF THE TRANSACTION PARTIES HAS EXERCISED ANY AUTHORITY TO CAUSE THE BENEFIT PLAN INVESTOR TO INVEST IN THIS SECURITY OR TO NEGOTIATE THE TERMS OF THE BENEFIT PLAN INVESTOR’S INVESTMENT IN THIS SECURITY; AND (V) THE PLAN FIDUCIARY HAS BEEN INFORMED BY THE TRANSACTION PARTIES: (A) THAT NONE OF THE TRANSACTION PARTIES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS SECURITY; AND (B) OF THE EXISTENCE AND NATURE OF THE TRANSACTION PARTIES FINANCIAL INTERESTS IN THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS SECURITY.

(Face of Security continued on next page)

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CUSIP No.: 06368B504

ISIN: US06368B5049

bank of MONTREAL

MEDIUM-TERM NOTES, SERIES E

MicroSectors™ FANG+™ ETNs due January 8, 2038

The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Principal Amount: $50 per Security; the initial aggregate Principal Amount of this Security is equal to $30,000,000 (600,000 Securities). The aggregate Principal Amount may be increased or decreased as set forth herein.

Index: NYSE FANG+™ Index, total return

Initial Index Level: __________, the closing level of the Index on the Initial Trade Date

Initial Trade Date: November 12, 2019

Denomination: $50 per Security

Interest Rate: The principal of this Security shall not bear interest.

Payment at Maturity: The holder of each $50 Principal Amount of this Security shall receive a cash payment on the Maturity Date (the “Cash Settlement Amount”) that shall be equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Final Measurement Period. The Cash Settlement Amount shall not be less than zero.

Payment Upon Redemption by the Holder: Prior to the Maturity Date, the Holder may, subject to the procedural requirements in Section 5 hereof, elect to offer all or a portion of the Principal Amount of this Security for repurchase by the Bank on any Redemption Date, subject to the repurchase requirements and procedures set forth in Section 5 hereof. If the Holder fulfills the repurchase requirements and procedures in Section 5 for a Redemption Date, the Bank shall be obligated to repurchase the Principal Amount of this Security so requested to be repurchased on the Redemption Date. The Index Business Day immediately succeeding the applicable Redemption Notice Date shall be the Redemption Measurement Date applicable to such repurchase, subject to adjustment as provided in Section 3 hereof. On the Redemption Date, the Holder will receive the Redemption Amount.

Payment Upon Call by the Bank: The Bank will have the right to repurchase this Security in whole but not in part on any Index Business Day to and including the Maturity Date. To call the Securities for repurchase, the Bank will deliver an irrevocable call notice to The Depository Trust Company (“DTC”) (as the Holder of this Global Security). If the Bank issues a call notice on any calendar day, the “Call Calculation Date” will be the next Index Business Day after the call notice is issued.

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On the Call Settlement Date, the Holder of this Security will receive the Call Settlement Amount.

Calculation Agent: BMO Capital Markets Corp.

Defeasance: Neither full defeasance nor covenant defeasance applies to this Security.

Listing: NYSE Arca, Inc.

OTHER TERMS

All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described in Section 3 hereof.

A “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or Toronto.

The “Calculation Date” means December 29, 2037, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment as provided in Section 3 hereof.

The “Call Measurement Period” will be the five (5) Index Business Days from and including the Call Calculation Date, subject to adjustment as provided in Section 3 hereof.

“Call Settlement Amount” means a cash payment per $50 Principal Amount of this Security equal to the arithmetic mean of the closing Indicative Note Values on each Index Business Day in the Call Measurement Period. The Call Settlement Amount will not be less than zero.

The “Call Settlement Date” means the fifth Business Day following the last Index Business Day in the Call Measurement Period.

A “Constituent Issuer” means any of the issuers of the Index Constituents.

The “Daily Investor Fee” was $0 on the Initial Trade Date. On any subsequent Exchange Business Day until maturity, call or redemption of this Security, the Daily Investor Fee will equal the product of (a) the Indicative Note Value at the close of the immediately preceding Exchange Business Day times (b) the Fee Rate divided by (c) 365 times (d) the number of calendar days since the last Exchange Business Day.

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An “Exchange Business Day” means any day on which the primary exchange or market for trading of this Security is scheduled to be open for trading.

The “Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject to adjustment as provided in Section 3 hereof.

The “Fee Rate” is 0.58% per annum.

An “Index Business Day” means any day on which the Index Sponsor publishes the Index Closing Level.

The “Index Closing Level” on any Index Business Day means the closing level of the Index as published on Bloomberg under the ticker symbol “NYFANGT<Index>”, subject to adjustment as provided in Section 3 hereof.

An “Index Constituent” means the equity interests of the Constituent Issuer included in the Index.

The “Index Performance Factor” on the Initial Trade Date was 1. On any subsequent Exchange Business Day until maturity, call or redemption of this Security, the Index Performance Factor will equal (a) the Index Closing Level on such Exchange Business Day (or, if such day is not an Index Business Day, the Index Closing Level on the immediately preceding Index Business Day) divided by (b) the Index Closing Level on the immediately preceding Index Business Day, as determined by the Calculation Agent. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Index Performance Factor for this Security on each such Index Business Day using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to this Security on any Index Business Day or occurred or was continuing on the immediately preceding Index Business Day, the calculation of the Index Performance Factor will be modified as set forth in Section 3.

“Index Sponsor” means ICE Data Indices, LLC, or any successor.

The “Indicative Note Value” of this Security on the Initial Trade Date was equal to the Principal Amount of $50. On any subsequent Exchange Business Day until maturity, call or redemption of this Security, the closing Indicative Note Value will equal (a) the Long Index Amount on such Exchange Business Day minus (b) the Daily Investor Fee on such Exchange Business Day; provided that if such calculation results in a value equal to or less than $0, the closing Indicative Note Value will be $0; provided further that if the closing Indicative Note Value is $0 on any Exchange Business Day or the Intraday Indicative Value at any time during an Exchange Business Day is equal to or less than $0, then the Indicative Note Value on all future Exchange Business Days will be $0.

The “Intraday Indicative Value” of this Security at any time during an Exchange Business Day will equal (a) the Intraday Long Index Amount minus (b) the Daily Investor Fee; provided that if such calculation results in a value equal to or less than $0, the Intraday Indicative Value will be $0. If the Intraday Indicative Value of this Security is equal to or less than $0 at any time on any Exchange Business Day, then both the Intraday Indicative Value and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. The Intraday Indicative Value is published by Bloomberg under the symbol FNGSIV.

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The “Intraday Long Index Amount” of this Security will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Intraday Index Performance Factor.

The “Intraday Index Performance Factor” of this Security will equal (a) the most recently published level of the Index divided by (b) the Index Closing Level on the immediately preceding Index Business Day.

The “Long Index Amount” of this Security on the Initial Trade Date was equal to the principal amount of $50. On any subsequent Exchange Business Day until maturity, call or redemption of this Security, the Long Index Amount will equal the product of (a) the closing Indicative Note Value on the immediately preceding Exchange Business Day times (b) the Index Performance Factor on such Exchange Business Day.

A “Market Disruption Event” means with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)	the suspension, absence or material limitation of trading in a material number of the Index Constituents for more than two hours or during the one-half hour before the close of trading in the applicable Primary Exchange or Primary Exchanges;

(b)	the suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituents on a Related Exchange for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)	any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the ability of the Bank or any of its affiliates to unwind all or a material portion of a hedge with respect to this Security that the Bank or its affiliates have effected or may effect.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the Primary Exchange or Related Exchange; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituents.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

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Notwithstanding the occurrence of one or more of the events described above, which may, in the Calculation Agent’s discretion, constitute a Market Disruption Event, the Calculation Agent in its discretion may waive its right to postpone the determination of the Index Closing Level if it determines that one or more of the above events has not and is not likely to materially impair its ability to determine the Index Closing Level on any date.

“Maturity Date” means the third Business Day following the last Index Business Day in the Final Measurement Period, which is scheduled to be January 8, 2038, unless that day is not a Business Day, in which case the Maturity Date will be the following Business Day, subject to adjustment as provided in Sections 3 and 11 hereof.

“Primary Exchange” means, with respect to each Index Constituent or each component underlying a successor index, the primary exchange or market of trading such Index Constituent or such component underlying a successor index.

The “Redemption Amount” means a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the Redemption Measurement Date, minus the Redemption Fee Amount. The Redemption Amount will not be less than zero.

A “Redemption Confirmation” is the confirmation of the Holder’s redemption delivered to the Bank.

A “Redemption Date” means any Business Day until the last scheduled Index Business Day prior to the Calculation Date or Call Calculation Date, as applicable, subject to compliance with Section 5 hereof. Any Redemption Date shall also be the third Business Day after the applicable Redemption Measurement Date.

The “Redemption Fee Amount” equals 0.125% of the Indicative Note Value, subject to the Bank’s right from time to time to reduce or waive the Redemption Fee Amount in its sole discretion on a case-by-case basis.

The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption Notice Date, subject to adjustment as provided in Section 3 hereof.

A “Redemption Notice” is the form provided by the Bank substantially in the form of Annex A to this Security.

A “Redemption Notice Date” will be the date that the applicable Redemption Notice and Redemption Confirmation are delivered in compliance with Section 5 hereof. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date shall be the next Index Business Day.

A “Related Exchange” means, with respect to each Index Constituent or each component underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index Constituent or such component underlying a successor index.

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1.	Promise to Pay at Maturity or Upon Early Redemption or Call

Bank of Montreal, a Canadian chartered bank (together with its successors and assigns, the “Bank”), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under (i) “Payment upon Redemption by the Holder” and elsewhere on the face of this Security on the applicable Redemption Date, in the case of any Securities in respect of which a Holder exercises such Holder’s right to require the Bank to repurchase such Holder’s Securities prior to the Maturity Date, (ii) “Payment upon Call by the Bank” and elsewhere on the face of this Security on the applicable Call Settlement Date, in the case of any Securities in respect of which the Bank exercises its right to repurchase all Securities prior to the Maturity Date or (iii) “Payment at Maturity” and elsewhere on the face of this Security on the Maturity Date.

2.	Payment of Interest

The principal of this Security shall not bear interest.

3.	Discontinuance or Modification of the Index; Market Disruption Event

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “successor index”) for all purposes, and all provisions described in the pricing supplement and product supplement relating to this Security as applying to the Index will thereafter apply to the successor index instead. If the Calculation Agent replaces the original Index with a successor index, then the Calculation Agent will determine the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by reference to the successor index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index and thus the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Index Constituents or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Index Constituents or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the Index methodology, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Index Closing Level used to determine the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable, is equitable.

If a Market Disruption Event with respect to this Security occurs or is continuing on any Index Business Day (for purposes of this paragraph, the “date of determination”) or if a Market Disruption Event with respect to this Security occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Index Performance Factor for this Security on the date of determination will be determined as set forth in the pricing supplement and the product supplement.

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To the extent a Market Disruption Event has occurred or is continuing on an Averaging Date or on a Redemption Measurement Date, the closing Indicative Note Value for such Averaging Date or for such Redemption Measurement Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the closing Indicative Note Value being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the closing Indicative Note Value on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, as applicable, the Calculation Agent or one of its affiliates, as the case may be, will apply the closing Indicative Note Value for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Measurement Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Measurement Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Measurement Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing on such third Index Business Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level to be used in the calculation of the closing Indicative Note Value based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

4.	Payment at Maturity or Upon Repurchase

The payment of this Security that becomes due and payable on the Maturity Date, Call Settlement Date or a Redemption Date, as the case may be, shall be the cash amount that must be paid to redeem this Security as provided herein under “Payment at Maturity,” “Payment Upon Redemption by the Holder” and “Payment Upon Call by the Bank,” respectively. The payment of this Security that becomes due and payable upon acceleration of the Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the payment as determined pursuant to Section 9 hereof. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment at maturity or upon repurchase of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

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5.	Procedure for Early Redemption

Prior to the Maturity Date, the Holder may elect to offer all or a portion of the Principal Amount of this Security for redemption by the Bank on any Redemption Date, in a minimum of at least 25,000 Securities by following the procedures set forth below:

•	cause its broker to deliver a Redemption Notice to the Bank via email no later than 2:00 p.m. (New York City time) on the Index Business Day preceding the applicable Redemption Measurement Date;

•	cause its broker to deliver the signed Redemption Confirmation to the Bank via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. The Bank or its affiliate must acknowledge receipt in order for the Redemption Confirmation to be effective;

•	cause its broker to instruct its DTC custodian book a delivery vs. payment trade with respect to this Security on the applicable Redemption Measurement Date at a price equal to the Redemption Amount; and

•	cause its broker to make its DTC custodian deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Any redemption instructions received in compliance with the foregoing procedures shall be irrevocable and, upon compliance with the foregoing procedures, the Bank shall be obliged to repurchase the principal amount of this Security so requested to be redeemed on the Redemption Date.

The Bank will act as paying agent in connection with repurchases at the election of the Holder of this Security and upon such repurchase the Bank shall so advise the Trustee and deliver the Principal Amount of this Security that is so repurchased to the Trustee for cancellation.

6.	Role of Calculation Agent

BMO Capital Markets Corp., an affiliate of the Bank, will act as the Calculation Agent for this Security. The Calculation Agent will make all determinations relating to this Security, including the Index Performance Factor, the Index Closing Level on any Index Business Day on which such Index Closing Level is to be determined during the term of this Security, the Indicative Note Value, the Long Index Amount, the Daily Investor Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, the Redemption Amount, if any, and the Call Settlement Amount, if any. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder and on the Bank. The Holder shall not be entitled to any compensation from the Bank for any loss suffered as a result of any determinations or calculations made by the Calculation Agent.

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The Calculation Agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the amount to be paid at Maturity or Call, or upon early redemption on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date, as applicable. Insofar as this Security provides for the Calculation Agent to determine the matters specified in the preceding paragraph and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Calculation Agent, affiliates of the Calculation Agent or affiliates of the Bank.

7.	Tax Characterization

By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial interest in this Security, hereby agrees with the Bank (in the absence of a change in law or administrative or judicial ruling to the contrary) to treat this Security as a pre-paid cash-settled derivative contract in respect of the Index for all U.S. federal income tax purposes.

8.	Payment

Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder in writing to the Bank and the Trustee on or before any Redemption Date or the last Index Business Day in the Call Measurement Period or the Final Measurement Period, as applicable, and acceptable to the Bank or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Bank maintained for that purpose in The City of New York; provided, however, that payment on the Maturity Date, any Redemption Date or the Call Settlement Date shall be made only upon surrender of this Security at such office or agency (unless the Bank waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

All dollar amounts related to determination of the Indicative Note Value, the Daily Investor Fee, the Long Index Amount, the Redemption Amount and Redemption Fee Amount, if any, the Call Settlement Amount, if any, and the Cash Settlement Amount, if any, will be rounded to the nearest one-millionth, with five ten-millionths rounded upward (e.g., .7654545 would be rounded up to .765455); and all dollar amounts paid on the aggregate Principal Amount of this Security will be rounded to the nearest cent, with one-half cent rounded upward.

9.	Default Amount Upon Acceleration of Maturity

In case an Event of Default with respect to this Security shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the maturity of this Security will be determined by the Calculation Agent and will be an amount in cash equal to the Redemption Amount, calculated as if the date of acceleration were the Redemption Measurement Date. For purposes of this calculation the Repurchase Fee Amount shall be zero.

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10.	Split or Reverse Split of the Securities

If the Bank or the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to Holders announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of this Security accordingly. Any adjustment of the closing indicative value will be rounded to eight decimal places.

In the case of a reverse split, the Bank reserves the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion.

The minimum number of Securities an investor must offer for repurchase under Section 5 hereof will not change as a result of any split or reverse split of this Security, but the stated Principal Amount of the Securities corresponding to such minimum number will change.

11.	Extension of Maturity.

The Maturity Date may be extended at the Bank’s option for up to two additional five-year periods. The Bank may only extend the scheduled Maturity Date for five years at a time. If the Bank exercises its option to extend the maturity of this Security, the Bank will notify DTC and the Trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. The Bank will provide that notice to DTC and the Trustee in respect of each five-year extension of the scheduled Maturity Date of this Security.

12.	Payment When Offices are Closed

Notwithstanding any provision of this Security or of the Indenture, if, after giving effect to any provision of this Security governing the timing of payment hereunder of the payment at maturity, call or redemption, payment of such amount would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid (or made available for payment) on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. The provisions of this Section shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

13.	Increases and Decreases of Principal Amount

At any time after the initial issue date, the aggregate Principal Amount of this Security shall be the most recent amount set forth on Schedule I hereto under the heading ”Principal Amount of this Security Following Such Increase or Decrease”, if applicable. Upon receipt of a written instruction from the Bank instructing the Trustee to issue more Securities represented by this Security and delivery of such Securities through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such issuance and the new aggregate Principal Amount represented by this Security.

The Bank may also instruct the Trustee to cancel Securities held by the Bank represented by this Security. Upon delivery of the Securities to be cancelled through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such cancellation and the new aggregate Principal Amount represented by this Security.

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The Trustee may, as necessary, add additional pages of the same format to Schedule I, to evidence additional issuances, cancellations and the aggregate Principal Amount represented by this Security, which additional pages shall constitute part of this Security to the same extent as if they had been part of this Security at the initial issuance and authentication hereof.

14.	Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

15.	Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated: November 15, 2019	Bank of Montreal

	Name:	Laurence Kaplan
	Title:	Cross-Asset Solutions,
Managing Director & US Head

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: November 15, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

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(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series under the Senior Indenture, dated as of January 25, 2010 (as supplemented by the First Supplemental Indenture, dated September 23, 2018, and as it may be amended or supplemented from time to time, the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Bank and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof limited in aggregate principal amount to $50,000,000, provided that the Bank may, without the consent of any Holder, at any time and from time to time, increase such principal amount if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Bank and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected, or in certain cases the unanimous consent of each of such Holders. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

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No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of this Security as herein provided.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $50.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Bank or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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SCHEDULE I

The initial principal amount of this Security is $30,000,000. The following increases or decreases in the Principal Amount of this Security have been made:

Date	Amount of Increase in Principal Amount of this Security	Amount of Decrease in Principal Amount of this Security	Principal Amount of this Security Following Such Increase or Decrease	Initials of Officer of Trustee
	$	$	$

I-1

ANNEX A

FORM OF NOTICE OF EARLY REDEMPTION

To: [     ].com

Subject: Notice of Early Redemption, CUSIP No.: 06368B504

[BODY OF EMAIL]

Name of broker: [ ]

Name of beneficial holder: [ ]

Number of Notes to be redeemed: [ ]

Applicable Redemption Measurement Date: [ ], 20[ ]

Broker Contact Name: [ ]

Broker Telephone #: [ ]

Broker DTC # (and any relevant sub-account): [ ]

The undersigned acknowledges that in addition to any other requirements specified in the pricing supplement relating to the notes being satisfied, the notes will not be redeemed unless (i) this notice of redemption is delivered to BMO Capital Markets Corp. (“BMO Capital Markets”) by 2:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Measurement Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to BMO Capital Markets by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Measurement Date, facing BMO Capital Markets DTC 5257 and (iv) the undersigned instructs DTC to deliver the DVP trade to BMO Capital Markets as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your notes” in the pricing supplement relating to the notes and the undersigned understands that it will be exposed to market risk on the Redemption Measurement Date.

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